EXHIBIT 10.5


                                              FORM OF RESTRICTED STOCK AGREEMENT
                                                           NON-EMPLOYEE DIRECTOR


                           GATEWAY ENERGY CORPORATION
                           2007 EQUITY INCENTIVE PLAN


                           RESTRICTED STOCK AGREEMENT


     Date of Grant:
                                                          -------------------
     Number of Shares of Restricted
     Stock Granted:                                                  (       )
                                                          -------------------


          This Agreement dated ____________________, is made by and between Gateway Energy Corporation, a Delaware corporation (the "Company"), and ________________ ("Participant").

                                    RECITALS:

          A. Effective May 23, 2007, the Company's shareholders approved the Gateway Energy Corporation 2007 Equity Incentive Plan (the "Plan") pursuant to which the Company may, from time to time, grant Restricted Shares to eligible non-Employee directors of the Company.

          B. Participant is a non-Employee director of the Company or one of its Affiliates and the Company desires to encourage him/her to own Shares and to give him/her added incentive to advance the interests of the Company, and desires to grant Participant Restricted Shares of the Company under the terms and conditions established by the Committee.

                                   AGREEMENT:

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1. Incorporation of Plan. All provisions of this Award Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan.

          2. Grant of Restricted Shares. Subject to the conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Participant that number of Shares identified above opposite the heading "Number of Restricted Shares Granted" (the "Restricted Shares").

          3. Restrictions on Transfer/Vesting Date. Subject to any exceptions set forth in this Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily,

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prior to the vesting date(s) for such Restricted Shares (the "Vesting Date"), as identified below. On the applicable Vesting Date for the designated number of Restricted Shares, the restriction on transfer and risk of forfeiture on such Restricted Shares shall lapse and the Restricted Shares, if not previously forfeited pursuant to Section 4 below, will become freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant. Subject to any exceptions listed in this Agreement or in the Plan, the Restricted Shares shall become vested in accordance with the schedule set forth below:

          Anniversary of Date of Grant         Number/Percentage of Restricted
          ----------------------------         -------------------------------
                                               Shares Vested
                                               -------------


                            [Insert Vesting Schedule]



     The Committee may, in its sole discretion, accelerate the Vesting Date(s) for any or all of the Restricted Shares, if in its judgment the performance of Participant has warranted such acceleration and/or such acceleration is in the best interests of the Company.

          4. Possible Forfeiture Prior to Vesting. Unless otherwise provided below, if Participant ceases to be on the board of directors of the Company prior to the Vesting Date for one or more of the Restricted Shares, Participant will thereupon immediately forfeit any and all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Participant shall have no further rights under this Agreement. If Participant ceases to be on the board of directors of the Company prior to the Vesting Date and due to Participant's death or Disability, all restrictions on the Restricted Shares will lapse and cease to be effective, as of the date Participant ceases to be on the board of directors.

          5. Delivery of Shares. The Restricted Shares shall be held in book entry form by the Company until the Vesting Dates. Upon the lapse of the restrictions, the Company shall cause a share certificate to be delivered to Participant with respect to such Shares, free of all restrictions hereunder.

          6. Dividends and Voting. Participant is entitled to (i) receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Participant and payable at the same time such dividends and distributions are made to the Company's shareholders and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs on or after the Date of Grant hereunder and prior to any transfer or forfeiture of such Restricted Shares.

          7. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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          8. Notice of I.R.C. Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code, Participant shall promptly notify the Company of such election and Participant shall be responsible for all reporting obligations to the Internal Revenue Service.

          9. Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

          10. Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          11. Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

          This Agreement has been executed and delivered by the parties hereto.

The Company:                                Participant:


GATEWAY ENERGY CORPORATION


By:  /s/
   -------------------------------          -------------------------------

  Name:
       ---------------------------          -------------------------------

  Title:                                    Address of Participant:
        --------------------------

                                            -------------------------------

                                            -------------------------------


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